Exhibit 10.62

FIRST AMENDMENT TO THE

LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF

COCA-COLA BOTTLERS' SALES & SERVICES COMPANY LLC

This First Amendment to the Limited Liability Company Operating Agreement of Coca-Cola Bottlers' Sales & Services Company LLC (the “First Amendment”) is made among all Coca-Cola Bottlers doing business in the United States that are Members of the Company. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in that certain Limited Liability Operating Agreement of Coca-Cola Bottlers' Sales & Services Company LLC executed by the Members and made effective as of January 1, 2003 (the “Operating Agreement”).

WHEREAS, on or about January 1, 2003, the Members executed the Operating Agreement; and

WHEREAS, The Coca-Cola Company (“TCCC”) has executed a Procurement Agency Agreement with the Company made effective as of January 1, 2003 (the “TCCC PAA”) pursuant to which TCCC has named the Company as its exclusive agent for procurement of certain items in connection with TCCC's North American operations; and

WHEREAS, the Members now desire to grant TCCC certain rights with respect to the management of the Company's Procurement Division, as more specifically set forth in, and subject to the conditions of, this First Amendment, and to amend the Operating Agreement as set forth herein.

NOW, THEREFORE, the Members, in accordance with Section 16.10 of the Operating Agreement, hereby amend the terms of the Operating Agreement as follows:

ARTICLE I

ADDITION OF A CCNA DIRECTOR

Section 1.1 Selection of a CCNA Director. Notwithstanding anything in the Operating Agreement to the contrary, TCCC, acting by and through its Coca-Cola North America (“CCNA”) division, shall have the right to designate one (1) natural person who shall be a member of senior management of CCNA to serve as a Director of the Company (the “CCNA Director”). The CCNA Director shall exercise only those rights and duties expressly set forth in this First Amendment. Any vacancy in the position of CCNA Director shall he filled promptly by CCNA.

Section 1.2 Attendance at Meetings: Voting Rights.

(i) Subject to the conditions of this First Amendment, the CCNA Director shall be entitled to attend all meetings of the Board, and shall have the same right to appoint a proxy as that afforded all other Directors pursuant to the Operating Agreement.

(ii) The CCNA Director shall be entitled to exercise one (1) vote as a member of the Board, provided, however, that such right to vote is limited solely to items which require Board action that are duly determined in accordance with clause (iv) below to be Procurement Matters prior to any vote on such item as provided herein. The CCNA Director shall have no right to vote on any matters requiring Board action other than Procurement Matters.

(iii) For purposes of determining the existence of a Director Regular Vote or a Director Extraordinary Vote on matters that are determined to be Procurement Matters as set forth herein, the total number of votes which may be cast shall include the one (1) vote which the CCNA Director is entitled to cast hereunder. For all other purposes, including the determination of a Director Regular Vote or a Director Extraordinary Vote on any matter that is not a Procurement Matter, and in all instances for purposes of determining the existence or lack of a quorum, the total number of votes which may be cast shall not include the one (1) vote exercisable by the CCNA Director hereunder.

(iv) For purposes of this First Amendment, a “Procurement Matter” shall be defined as any item that requires Board action under the Operating Agreement that pertains solely to the operation of the Company's Procurement Division and/or the Procurement Policies of the Company, as determined by the Chairman of the Board (the “Chairman”). The Board, acting without the participation of the CCNA Director and upon the request of any two or more Directors may, by Director Regular Vote, overrule any determination made by the Chairman with respect to an item being, or not being, a Procurement Matter, and the decision of the Board thereby shall be final and binding. In the absence of a sufficient vote to overturn the decision of the Chairman, the decision of the Chairman shall be final and binding.

(v) The CCNA Director may be paid his or her reasonable expenses, if any, of attendance at any meeting of the Board, but only to the extent that all other Directors are so paid by the Company.

(vi) Upon the request of the Chairman, the CCNA Director may be excluded from participation and/or attendance in any portion of any Board meeting which does not relate solely to a Procurement Matter, and the CCNA Director may be excluded from the right to review or have access to any and all confidential Company documents which relate to any issue that is not a Procurement Matter. Notwithstanding the foregoing, the CCNA Director shall be excluded from participation or attendance in any portion of any Board meeting during which the Board considers any issue relating, in the reasonable opinion of the Chairman, to the Company's Distribution Division. Nothing in this Section 1.2(vi) shall be interpreted as limiting or affecting any right to review agreements specified in the TCCC PAA.

Section 1.3 Disqualification of the CCNA Director. The CCNA Director shall be immediately disqualified, and TCCC's right to appoint the CCNA Director as provided in this First Amendment shall immediately expire, upon the occurrence of any of the following events: (i) the discontinuation, expiration or early termination, for any reason, of the CCNA PAA; (ii) for any reason, the Company ceases to be authorized to act as agent for TCCC's North American operations in connection with procurement of the items originally listed in Section 9 of the

CCNA PAA; (iii) CCE becomes an Affiliate of TCCC; or (iv) the Company discontinues the activities of the Procurement Division.

Section 1.4 No Agency. The CCNA Director shall not have the authority to bind the Company, to execute contracts or to expend funds unless such action has been authorized by the requisite Director vote.

ARTICLE II

MISCELLANEOUS

Section 2.1 Survival. Except as expressly set forth herein, all terms and conditions set forth in the Operating Agreement shall remain in full force and effect pursuant to their terms. In the event of any conflict between the terms of this First Amendment and the terms of the Operating Agreement, the terms of this First Amendment shall prevail.

Section 2.2 No Implied Rights or Duties. Neither TCCC nor the CCNA Director shall have any other or further rights with respect to the Company and/or the Members, other than those expressly set forth in this First Amendment or otherwise agreed to in writing by TCCC and a duly authorized representative of the Company. Without limiting the applicability of the preceding sentence, at no time shall TCCC or any Affiliate of TCCC become, or be deemed to be, a Member of the Company.

Section 3.3 Counterparts. This First Amendment may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

Section 3.4 Integration. This First Amendment constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 3.5 Governing Law. This First Amendment and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

Agreed to and accepted this 5th day of November, 2007.

Legal Name of Member (Bottler):  Coca-Cola Bottling Co. Consolidated

By:	/s/ William B. Elmore

Print Name:	William B. Elmore

Title:	President & COO

Date:	November 5, 2007